Consent of Independent Registered Public Accounting Firm
The Board of Trustees
First Potomac Realty Trust:
We consent to the use of our reports with respect to the consolidated financial statements and related financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our audit report refers to the adoption by the Company of ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, in 2014.

/s/ KPMG LLP
McLean, VA
May 25, 2016